Exhibit 10.1
AMENDED AND RESTATED
AIRCRAFT TIME SHARING AGREEMENT

This AMENDED AND RESTATED AIRCRAFT TIME SHARING AGREEMENT (the “Agreement”) is entered into this 14th day of August 2024, by and between MARATHON PETROLEUM COMPANY LP, a Delaware limited partnership (the “Company”), and MICHAEL J. HENNIGAN, an individual (the “Executive”), and shall be effective commencing on August 14, 2024 (the “Effective Date”).

W I T N E S E T H:

WHEREAS, the Executive and the Company entered into that certain AIRCRAFT TIME SHARING AGREEMENT on December 29, 2020 (the “Original Agreement”);
WHEREAS, the Original Agreement terminated concurrent with the Executive’s departure from the role of the Chief Executive Officer of MPC Investment LLC, a Delaware limited liability company and the general partner of the Company (the “General Partner”), which such departure occurred on August 1, 2024;
WHEREAS, effective August 1, 2024, the Executive was appointed Executive Chairman of the Board of Directors of Marathon Petroleum Corporation;
WHEREAS, the Company leases certain aircraft identified on Exhibit A (individually and collectively as the context requires, the “Aircraft”) and operates the Aircraft for business use in accordance with the FAR (as hereinafter defined) and the Company’s policies regarding use of the Aircraft;
WHEREAS, in order to provide for the safety and security of the Executive in his capacity as the Executive Chairman of the Board of Directors of Marathon Petroleum Corporation and to maximize the Executive’s ability to carry out his responsibilities, the Company has determined it is appropriate for the Company to make the Aircraft available to the Executive for personal use, subject to the terms and conditions set forth in this Agreement;
WHEREAS, the Executive desires to have the Company operate the Aircraft for him from time to time on a non-exclusive time sharing basis in accordance with the provisions of Sections 91.501(b)(6), 91.501(c)(1) and 91.501(d) of the FAR;
WHEREAS, the Company is willing to provide the Aircraft to the Executive from time to time, on a non- exclusive time sharing basis; and
WHEREAS, during the Term (as hereinafter defined) of this Agreement, the Aircraft will be subject to use by or at the direction of the Company.
NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Definitions. The following terms shall have the following meanings for all purposes of this Agreement:

“Applicable Law” means, without limitation, all applicable laws, treaties, international agreements, decisions and orders of any court, arbitration or governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any governmental body, instrumentality, agency or authority, including, without limitation, the FAR and 49 U.S.C. § 41101, et seq., as amended.
“FAA” means the Federal Aviation Administration or any successor agency.
“FAR” means collectively the Federal Aviation Regulations issued by the FAA, as codified at Title 14, Parts 1 to 199 of the United States Code of Federal Regulations, as from time to time amended. “Operational Control” has the same meaning given the term in Section 1.1 of the FAR.
“Pilot in Command” has the same meaning given the term in Section 1.1 of the FAR.
“Taxes” means all taxes, charges and fees, including federal air transportation excise taxes pursuant to Section 4261 of the Internal Revenue Code of 1986, as amended, and international departure/arrival fees, as applicable, that are required to be collected from passengers and remitted by an aircraft operator regardless of whether any flight is considered “noncommercial” under the FAR.

“Term” means the entire period from the Effective Date to the date this Agreement is terminated pursuant to Section 3 (Term).

2.    Provision of the Aircraft.

2.1    Time Sharing. The Company agrees to allow the Executive to use the Aircraft for personal travel from time to time on an “as needed and as available” time sharing basis in accordance with Company policy and the terms and conditions of this Agreement.

2.2    Automatic Removal of Aircraft. In the event that the Company returns, transfers or otherwise disposes of any individual Aircraft listed on Exhibit A, such Aircraft shall be deemed immediately removed from the applicability of this Agreement immediately upon the occurrence of such event regardless of whether such Aircraft is specifically removed from Exhibit A and this Agreement shall be terminated as to such Aircraft but shall remain in full force and effect with respect to each of the other Aircraft identified thereon, if any. No such termination shall affect any of the rights and obligations of the parties accrued or incurred prior to such termination. If Company becomes the owner and/or operator of any aircraft not listed on Exhibit A, Exhibit A shall be modified to include such aircraft as an Aircraft covered by this Agreement, and thereafter this Agreement shall remain in full force and effect with respect to such Aircraft and each of the other Aircraft identified thereon, if any.

2.3    No Liability. The Company shall not be liable to the Executive or any other person for loss, injury, or damage occasioned by the delay or failure to furnish the Aircraft and crew pursuant to this Agreement for any reason.

3.    Term.

3.1    Term. This Agreement shall commence on the Effective Date and shall continue until terminated pursuant to Section 3.2 (Termination) of this Agreement.

3.2    Termination.
3.2.1    Each party shall have the right to terminate this Agreement at any time with or without cause on ten (10) days’ written notice to the other party; provided, however, that this Agreement may be terminated by the Company on such shorter notice as may be required for the Company to comply with Applicable Law, regulations, the requirements of any financial institution with a security or other interest in the Aircraft, insurance requirements, or in the event the insurance required hereunder is not in full force and effect.
3.2.2    In the event that the Executive is no longer employed by the Company or any of its affiliates, the Agreement shall terminate concurrent with the Executive’s departure from such employment.
3.2.3    Notwithstanding the foregoing, any provisions directly or indirectly related to the Executive's payment obligations for flights completed prior to the date of termination and the limitation of liability provisions in Section 20 (Limitation of Liability) shall survive the termination of this Agreement.

4.    Applicable Regulations. The parties intend this Agreement to constitute, and this Agreement shall be interpreted as, a Time Sharing Agreement as defined in Section 91.501(c)(1) and authorized by Section 91.501(b)(6) of the FAR. The parties agree that the Aircraft shall be operated by the Company under the pertinent provisions of Part 91 of the FAR for all flights under this Agreement. If any provision of this Agreement is determined to be inconsistent with any of the requirements of Part 91 of the FAR, this Agreement shall be deemed amended in any respect necessary to bring it into compliance with such requirements.

5.    Charges. For any flight conducted under this Agreement (including any deadhead flights required for repositioning), the Executive shall pay the Company an amount determined by the Company, not to exceed the expenses of operating such flight that may be charged pursuant to Section 91.501(d) of the FAR, which expenses are limited to:

5.1    fuel, oil, lubricants, and other additives;
5.2    travel expenses of the crew, including food, lodging, and ground transportation;
5.3    hangar and tie-down costs away from the Base (as defined in Section 9 (Aircraft Maintenance and Base of Operations) of this Agreement) of the Aircraft being used on the relevant flight;
5.4    insurance obtained for the specific flight;
5.5    landing fees, airport taxes, and similar assessments;
5.6    customs, foreign permit, and similar fees directly related to the flight;
5.7    in flight food and beverages;
5.8    passenger ground transportation;
5.9    flight planning and weather contract services; and
5.10    an additional charge equal to 100% of the expenses listed in Section 5.1 of this Agreement.

6.    Invoices and Payment. For flights operated under this Agreement for which the Company seeks reimbursement, the Company shall provide an invoice or invoices to the Executive for certain or all of the charges listed in Section 5 (Charges) of this Agreement as soon as administratively practicable (and in any event within ninety (90) days) after the end of the calendar quarter in which the flight took place. For the avoidance of doubt, so long as invoice(s) are provided within ninety (90) days after the end of the calendar quarter in which any flight takes place, a single invoice may reflect the aggregation of charges associated with multiple flights and multiple invoices may reflect separate charges associated with a single flight. In the event some charges are invoiced based on estimates, as such charges are not accurately or definitively known in their entirety at the time of invoicing (such estimates to be reconciled against the actual costs when known), or a determination is made by the Company after the end of the calendar year to seek additional reimbursements from the Executive for amounts permitted under FAR Section 91.501(d) that were not previously invoiced or paid, the Company can, as soon as administratively practicable (and in any event within ninety (90) days) after the end of the calendar year in which the flights took place, invoice the Executive for a portion or all of the charges incurred during the calendar year but not yet invoiced. The Executive shall remit the full amount of any such invoice(s), together with any applicable Taxes under Section 7 (Taxes), to the Company within thirty (30) days after receipt of the invoice.

In the event any payment received by the Company for the transportation provided by the Company hereunder, exceeds the amount the Company is authorized to receive under FAR Part 91, such excess amount shall be held on behalf of the Executive to be applied to future flights under this Agreement or to be refunded upon termination of this Agreement less any outstanding amounts due the Company for flights performed prior to such termination.

7.    Taxes. The Executive shall be responsible for all Taxes which may be assessed or levied as a result of the Executive's use of the Aircraft under this time sharing arrangement including the provision of a taxable transportation service to the Executive using the Aircraft. The Executive shall remit to the Company all such Taxes together with each payment made pursuant to Section 6 (Invoices and Payment).

8.    Scheduling Flights.

8.1    Flight Requests. The Executive shall submit requests for flight time and proposed flight schedules to the Company as far in advance of any given flight as practical. The Executive shall provide at least the following information for each proposed flight prior to the scheduled departure:
(a)    departure airport;
(b)    destination airport;

(c)    date and time of flight;
(d)    the names and the relationship of all anticipated passengers to the Executive;
(e)    purpose of the flight for each passenger;
(f)    the nature and extent of luggage and/or cargo to be carried; and
(g)    any other information concerning the proposed flight that may be pertinent or required by the Company, the flight crew or governmental authorities.

8.2    Approval of Flight Requests. The Company may approve or deny any flight scheduling request in its sole discretion. The Company shall be under no obligation to approve any flight request submitted by the Executive and shall have final authority over the scheduling of all Aircraft. The Company shall have no liability to the Executive or his invitee(s) or guest(s) if the Aircraft is or becomes unavailable, if the Company's approval is withdrawn or if the Aircraft is recalled from the Executive's flight due to a conflicting Company requirement. This Section 8.2 shall survive termination of this Agreement.

8.3    Subordinated Use of Aircraft. The Executive’s rights to schedule use of the Aircraft during the Term of this Agreement shall at all times be subordinate to the Aircraft use requirements of the Company. The Company shall at all times be entitled to preempt any scheduled, unscheduled, or anticipated use of any Aircraft by the Executive, notwithstanding any prior approval by the Company.

9.    Aircraft Maintenance and Base of Operations. The Company shall be solely responsible for maintenance, preventive maintenance and required or otherwise necessary inspections of each Aircraft, and shall take such requirements into account in scheduling the Aircraft. No period of maintenance, preventative maintenance, or inspection shall be delayed or postponed for the purpose of scheduling the Aircraft, unless such maintenance or inspection can be safely conducted at a later time in compliance with all Applicable Laws and regulations as determined by the director of maintenance (or similar title) or a supervisory aircraft maintenance technician (or, in each case, his/her designee) and within the sound discretion of the Pilot in Command. For purposes of this Agreement, the base of operations ("Base") of the Aircraft shall be as set forth in Exhibit A; provided, however, that Base may be changed upon notice from the Company to the Executive.

10.    Flight Crews. The Company shall provide a qualified flight crew for each flight conducted under this Agreement. The members of any such flight crew may be either employees or independent contractors of the Company. In either event, any flight crew shall be and remain under the exclusive command and control of the Company in all phases of all flights conducted under this Agreement.

11.    Operational Control. THE PARTIES EXPRESSLY AGREE THAT THE COMPANY SHALL HAVE AND MAINTAIN OPERATIONAL CONTROL (AS DEFINED IN SECTION 1.1 OF THE FAR) OF ALL AIRCRAFT FOR ALL FLIGHTS OPERATED UNDER THIS AGREEMENT. The Company shall exercise exclusive authority over initiating, conducting, or terminating any flight conducted on behalf of the Executive pursuant to this Agreement.

12.    Authority of Pilot In Command. Notwithstanding that the Company shall have Operational Control of the Aircraft during any flight conducted pursuant to this Agreement, the Company and the Executive expressly agree that the Pilot in Command, shall have absolute discretion in all matters concerning the preparation of the Aircraft for flight and any flight itself and may terminate any flight, refuse to commence any flight, or take any other flight- related action (including, without limitation, the route to be flown, the place where landings shall be made, and all other matters relating to operation of the Aircraft) which in the judgment of the Pilot in Command is necessary to ensure the safety and security of the Aircraft, the flight crew, the passengers, and persons and property on the ground. The Pilot in Command shall have final and complete authority to postpone or cancel any flight for any reason or condition that in his or her judgment could compromise the safety or security of the flight and to take any other action that in the sole judgment of the Pilot in Command is necessitated by considerations of safety. No such action of the Pilot in Command shall create or support any liability of the Company to the Executive, his invitees and guests for loss, injury, damage or delay related to such decisions or the results of such decisions.

13.    Insurance.

13.1    Liability. In connection with any use of the Aircraft, for the benefit of the Company and the Executive, the Company shall maintain, or cause to be maintained, bodily injury and property damage, liability insurance in an amount customary in the industry for similar aircraft and operations. Such policy shall be an occurrence policy naming the Company as Named Insured, and the Executive as an Additional Insured.

13.2    Hull. The Company shall maintain, or cause to be maintained, all risks aircraft hull insurance for each Aircraft in amounts determined from time to time by agreement of Company and the provider of the insurance.

13.3    Additional Insurance. The Company shall use reasonable efforts to provide such additional insurance coverage as the Executive may request or require. The Executive acknowledges that any trips scheduled to areas not currently covered by existing policies may require the Company to purchase additional insurance to comply with applicable regulations, and the Company shall be required to maintain or cause to be maintained such additional insurance. In each case, the cost of any such additional insurance shall be borne by the Executive as set forth in Section 5.4 of this Agreement.

13.4    Insurance Certificates. The Company will provide a copy of its Certificate of Insurance to the Executive from time to time as requested by the Executive.

14.    Representations and Warranties. The Executive represents and warrants that:

14.1    The Executive will use the Aircraft solely for his own use and the use of his family and guests, and the Executive will not use any Aircraft for the purpose of providing transportation of passengers or cargo for compensation or hire.

14.2    The Executive shall not incur any mechanic’s or other liens on the Aircraft nor do anything or take any action that might mature into such a lien. The Executive shall not attempt to convey, mortgage, assign, lease, sublease, or in any way alienate any Aircraft or the Company’s rights hereunder.

14.3    During the Term of this Agreement, the Executive will (and will cause his invitee(s) and guest(s) to) abide by and conform to all Applicable Laws, governmental and airport orders, rules and regulations, as shall from time to time be in effect relating in any way to the operation and use of any Aircraft under a time sharing agreement.

15.    No Assignments. Neither this Agreement nor any party’s interest herein shall be assignable to any other party whatsoever. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective heirs, representatives and successors.

16.    Administration and Amendment Modification; Further Acts. This Agreement may not be modified, altered, or amended except by written agreement executed by both parties; provided, however, that the Executive hereby acknowledges and agrees that the Company may amend Exhibit A to add or remove Aircraft without his consent or written agreement. The Company and the Executive shall from time to time perform such other and further acts and execute such other and further instruments as may be required by law or may be reasonably necessary (i) to carry out the intent and purpose of this Agreement, and (ii) to establish, maintain and protect the respective rights and remedies of each party.

17.    Headings. The section headings in this Agreement are for convenience of reference only and shall not modify, define, expand, or limit any of the terms or provisions hereof.

18.    Notices. All notices and communications required or permitted by this Agreement (except for notices made purely for flight scheduling, which are governed by the provisions of Section 8 (Scheduling Flights) of this Agreement) shall be in writing and shall be deemed to have been duly given or made when delivered personally or transmitted electronically by e-mail or facsimile, receipt acknowledged, or in the case of documented overnight delivery service or registered or certified mail, return receipt requested, delivery charge or postage prepaid, on the date shown on the receipt therefor, in each case at the address set forth below:

If to the Company:	Marathon Petroleum Company LP
539 South Main Street
Findlay, Ohio 45840
Attention: Molly R. Benson, Chief Legal Officer
E-Mail: mrbenson@marathonpetroleum.com

If to the Executive: at his home address listed in the records of the Company.

19.    Governing Law. This Agreement shall be governed by the laws of the State of Ohio, without regard to its choice of law principles.

20.    Limitation of Liability. THE COMPANY (IN ITS OWN RIGHT AND ON BEHALF OF ITS AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES AND AGENTS) HEREBY DISCLAIMS, AND THE EXECUTIVE (IN HIS OWN RIGHT AND ON BEHALF OF HIS INVITEES AND GUESTS) HEREBY WAIVES, ANY LIABILITY, DUTY FOR INDEMNIFICATION OR CONTRIBUTION TO EXECUTIVE OR EXECUTIVE’S GUESTS FOR ANY CLAIMED LIABILITIES, LOSSES, OR DIRECT, INDIRECT, SPECIAL, CONSEQUENTIAL, EXEMPLARY AND/OR PUNITIVE DAMAGES OF ANY KIND OR NATURE UNDER ANY CIRCUMSTANCES OR FOR ANY REASON RESULTING FROM OR ARISING OUT OF THE USE OR OPERATION OF THE AIRCRAFT PURSUANT TO THIS AGREEMENT (INCLUDING ANY DELAY OR FAILURE TO FURNISH THE AIRCRAFT OR CAUSED OR OCCASIONED BY THE PERFORMANCE OR NON-PERFORMANCE OF ANY SERVICES COVERED BY THIS AGREEMENT) (ALTOGETHER, THE “LOSSES”), REGARDLESS OF WHETHER SUCH LOSSES ARISE OUT OF OR ARE CAUSED BY, IN WHOLE OR IN PART, COMPANY’S NEGLIGENCE, GROSS NEGLIGENCE, OR STRICT LIABILITY OR WHETHER COMPANY KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH LOSSES.

21.    Sole Recourse. The Executive agrees that the Aircraft liability insurance carried by, or on behalf of, the Company shall provide the Executive’s sole recourse for all claims, losses, liabilities, obligations, demands, suits, judgments or causes of action, penalties, fines, costs and expenses of any nature whatsoever, including attorneys’ fees and expenses for or on account of or arising out of, or in any way connected with the use of the Aircraft by the Executive or his guests, including, without limitation, injury to or death of any persons, including, without limitation, guests, invitees or other parties which may result from or arise out of the use or operation of the Aircraft. The Executive agrees in his own right and on behalf of his invitees and guests that the proceeds of the insurance required by Section 13 (Insurance) shall provide the sole recourse for all claims, losses, liabilities, obligations, demands, suits, judgments or causes of action, penalties, fines, costs and expenses of any nature whatsoever, including attorneys' fees and expenses for or on account of or arising out of, or in any way connected with the use of the Aircraft by the Executive and his invitees and guests, including property damage, bodily injury to or death of any persons, including the Executive and his invitees and guests which may result from or arise out of the use or operation or maintenance of the Aircraft during the term of this Agreement.

22.    Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each and all of which when so executed and delivered shall be an original, and all of which shall together constitute one and the same instrument. This Agreement may be signed manually or digitally and the counterparts may be delivered in person, by mail, overnight courier, fax, emailed as a pdf, through a digital signature application or any other electronic means that reproduces an image of the actual executed signature page and such counterpart shall be effective as if it was a manually executed counterpart hereof.
23.    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. To the extent permitted by applicable law, each party waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

24.    Waivers. The failure or delay on the part of any party hereto to insist upon or enforce strict performance of any provision of this Agreement by any other party hereto, or to exercise any right, power or remedy under this Agreement, shall not be deemed or construed as a waiver thereof nor shall it be deemed or construed as a general waiver thereof or of any other provision or rights thereunder.

25.    Force Majeure. The Company shall not be liable for delay or failure to furnish the Aircraft and crew pursuant to this Agreement when scheduled when such failure is caused by government regulation or authority, mechanical difficulty or breakdown, war, terrorism, civil commotion, strikes or labor disputes, pandemics or quarantines, weather conditions, acts of God, or other circumstances beyond the Company's reasonable control.

26.    Entire Agreement. This Agreement constitutes the entire agreement of the parties as of the Effective Date and supersedes all prior or independent, oral or written agreements, understandings, statements, representations, commitments, promises, and warranties made with respect to the subject matter of this Agreement.

27.    No Third Party Beneficiary. No party, other than the parties expressly named herein, is intended to be a beneficiary of any provision of this Agreement.

28.    Survival. The provisions of Sections 3.2.2, 6, 7, 8.2, 12, 16, 20 and 21 shall survive termination of this Agreement.

[Remainder of Page Intentionally Blank]

29.    Truth In Leasing Statement Under Section 91.23 of the Federal Aviation Regulations.

WITHIN THE TWELVE (12) MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT, EACH AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED IN ACCORDANCE WITH THE PROVISIONS OF FAR PART 91.

THE PARTIES HERETO CERTIFY THAT DURING THE TERM OF THIS AGREEMENT AND FOR OPERATIONS CONDUCTED HEREUNDER, EACH AIRCRAFT WILL BE MAINTAINED AND INSPECTED IN ACCORDANCE WITH THE PROVISIONS OF FAR PART 91.

THE COMPANY (WHOSE ADDRESS APPEARS IN SECTION 18 (NOTICES) ABOVE) ACKNOWLEDGES (AND CERTIFIES BY ITS SIGNATURE BELOW) THAT (i) THE AIRCRAFT ARE IN COMPLIANCE WITH APPLICABLE MAINTENANCE AND INSPECTION REQUIREMENTS UNDER PART 91 OF THE FEDERAL AVIATION REGULATIONS, (ii) WHEN IT OPERATES ANY AIRCRAFT UNDER THIS AGREEMENT, THE COMPANY SHALL BE KNOWN AS, CONSIDERED, AND IN FACT WILL BE THE OPERATOR OF, AND SHALL HAVE OPERATIONAL CONTROL OF, THE AIRCRAFT.

EACH PARTY HERETO CERTIFIES THAT IT UNDERSTANDS THE EXTENT OF ITS RESPONSIBILITIES, SET FORTH IN THIS AGREEMENT FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND THE PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS OFFICE.

THE PARTIES HERETO CERTIFY THAT A TRUE COPY OF THIS AGREEMENT SHALL BE CARRIED ON EACH AIRCRAFT AT ALL TIMES, AND SHALL BE MADE AVAILABLE FOR INSPECTION UPON REQUEST BY AN APPROPRIATELY CONSTITUTED AND IDENTIFIED REPRESENTATIVE OF THE ADMINISTRATOR OF THE FAA.

THE COMPANY, ON BEHALF OF THE EXECUTIVE, SHALL TAKE THE STEPS SET FORTH ON EXHIBIT B TO COMPLY WITH THE TRUTH-IN-LEASING REQUIREMENTS.

IN WITNESS WHEREOF, the parties have executed this AIRCRAFT TIME SHARING AGREEMENT as of the date and year first written above.

THE COMPANY:		THE EXECUTIVE:
MARATHON PETROLEUM COMPANY LP		MICHAEL J. HENNIGAN
By: MPC Investment LLC, its General Partner

By:	/s/ Molly R. Benson	/s/ Michael J. Hennigan
	Name: Molly R. Benson	MICHAEL J. HENNIGAN, Individually
Title: Chief Legal Officer and
Corporate Secretary

Truth-in-Leasing
and Signature Page